EXHIBIT 99.1

May 26, 2023

Dear HNRC Shareholders:

Last year we announced our plans to spin off Worldwide Diversified Holdings, Inc.

This will combine our legacy businesses in software, telecommunications and consulting into one business, Worldwide Diversified Holdings, Inc (“WDHI”) to be launched as an independent, publicly traded company in 2023 and thereby focus on energy as Houston Natural Resources Corp (“HNRC”). This will best position each of our businesses to realize their full potential, deliver long-term growth, and create value for all our stakeholders.

The distribution to  HNRC shareholders of one share of WDHI common stock for every two HNRC shares is to be effective May 26, 2023. The Spin-Off will provide current HNRC shareholders with ownership interests in HNRC, and later WDHI upon consummation of the spin-off transaction.

The distribution is intended to be tax-free distribution to HNRC shareholders for U.S. federal income tax purposes.

Shareholder approval is not required, and you do not need to take any action to receive shares of WDHI to which you are entitled as a HNRC shareholder.

You do not need to pay any consideration or surrender or exchange your shares of HNRC common stock to participate in the Spin-Off. I encourage you to read the Registration Statement, when it is filed, for the distribution of shares of WDHI common stock. The statement describes the separation in detail and contains important business and financial information about WDHI.

This will be a pivotal time for HNRC and WDHI, its customers, employees, and stockholders, one with unique and compelling growth opportunities. We look forward to creating an independent WDHI and HNRC will take forward its mission in a more focused and empowered way.

Thank you for your investment in HNRC.

Sincerely,

Frank Kristan

Chairman & CEO

Subject to Completion—Dated May 26, 2023

INFORMATION STATEMENT

Worldwide Diversified Holdings, Inc

Common Stock

(par value $0.0001 per share)

_____________________

We are sending you this Information Statement in connection with the spin-off (“Spin-Off”) by Houston Natural Resources Corp (“HNRC”) of its wholly-owned subsidiary, Worldwide Diversified Holdings, Inc  (“WDHI,” the “Company,” “we,” “us,” or “our”), which holds our legacy businesses.

To effect the Spin-Off, HNRC will distribute shares of WDHI common stock to the holders of shares of HNRC common stock (the “HNRC stockholders”). Holders of HNRC preferred stock will not be entitled by virtue of their preferred stock to receive shares of the WDHI common stock in the Spin-Off.

We expect that the distribution of our common stock will be tax-free to holders of HNRC common stock for U.S. federal income tax purposes.

If you are a record holder of HNRC common stock as of the close of business on April 28, 2023 which is the record date for the Spin-Off, you will be entitled to receive one shares of our common stock for every shares of HNRC common stock that you hold on that date. HNRC will distribute its shares of our common stock in book-entry form, which means that we will not issue physical stock certificates. The distribution agent will not distribute any fractional shares of our common stock.

The Spin-Off will be effective as of 5pm, New York City time, on May 26, 2023. Immediately after the Spin-Off becomes effective, we will become an independent, publicly traded company subject to an effective registration statement.

HNRC’s stockholders are not required to vote on or take any other action to approve the Spin-Off. We are not asking you for a proxy, and request that you do not send us a proxy. HNRC stockholders will not be required to pay any consideration for the shares of our common stock they receive in the Spin-Off, and they will not be required to surrender or exchange their shares of HNRC common stock or take any other action in connection with the Spin-Off.

No trading market for our common stock currently exists. We expect, however, that a limited trading market for our common stock, commonly known as a “when-issued” trading market, will develop prior to the effective date of the registration statement, and we expect “regular-way” trading of our common stock will begin on the first trading day after the registration statement date is declared effective. We have applied to list our common stock on The Nasdaq Stock Market LLC under the ticker symbol “WDHI.”

In reviewing this Information Statement, you should carefully consider the matters described in the section entitled “Risk Factors” beginning on page 12  of this Information Statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement is not an offer to sell, or a solicitation of an offer to buy, any securities.

The date of this Information Statement is May 26, 2023.

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TRADEMARKS AND COPYRIGHTS

“Worldwide Diversified Holdings, Inc” and the Worldwide Diversified Holdings, Inc Logo are trademarks of the Company. Logos, trademarks, service marks, trade names, and copyrights referred to in this Information Statement belong to us or are licensed for our use. Solely for convenience, we refer to our intellectual property assets in this Information Statement without the ™, ®, and © symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our intellectual property assets. Other logos, trademarks, service marks, trade names, and copyrights referred to in this Information Statement are the property of their respective owners.

INDUSTRY, RANKING, AND MARKET DATA

This Information Statement contains various historical and projected information concerning our industry, the markets in which we participate, and our positions in these markets. Some of this information is from industry publications and other third-party sources, and other information is from our own analysis of data received from these third-party sources, our own internal data, and market research that our management team commissions for our own evaluations and planning. All of this information involves a variety of assumptions, limitations, and methodologies and is inherently subject to uncertainties, and therefore you are cautioned not to give undue weight to these estimates.

NON-GAAP FINANCIAL DATA

All financial information presented in this Information Statement is derived from the combined financial statements of the Company included elsewhere in this Information Statement. All financial information presented in this Information Statement has been prepared in U.S. Dollars in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), except for the presentation of the following non-GAAP financial measures: Organic revenue, Organic revenue growth rate, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Free cash flow.

We present Organic revenue, Organic revenue growth rate, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Free cash flow in this Information Statement because we believe such measures provide investors with additional information to measure our performance. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for an explanation on why we use these non-GAAP financial measures, their definitions, and their limitations.

Because of their limitations, these non-GAAP financial measures are not intended as alternatives to U.S. GAAP financial measures as indicators of our operating performance and should not be considered as measures of cash available to us to invest in the growth of our business or that will be available to us to meet our obligations. We compensate for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance.

For more information on the use of Organic revenue, Organic revenue growth rate, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Free cash flow and reconciliations to their nearest U.S. GAAP financial measures, see “Information Statement Summary—Summary Historical and Unaudited Pro Forma Condensed Combined Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”

BASIS OF PRESENTATION

Unless otherwise indicated or the context otherwise requires, references in this Information Statement to:

(i)	the “Company,” “Worldwide Diversified Holdings,” “WDHI”, “we,” “us,” and “our” refer to Worldwide Diversified Holdings, Inc and its direct and indirect subsidiaries after giving effect to the in-Off.;

(ii)	the “Board” or “our Board” refers to the board of directors of the Company;

(iii)

the “bylaws” refers to our amended and restated bylaws that will become effective as part of the Spin-Off, the form of which is filed as an exhibit to our registration statement on Form 10 of which this Information Statement is a part;

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(iv)

the “certificate of incorporation” refers to our amended and restated certificate of incorporation that will become effective as part of the Spin-Off, the form of which is filed as an exhibit to our registration statement on Form 10 of which this Information Statement is a part;

(v)	the “Spin-Off” refers to the transaction in which HNRC will distribute to its stockholders at least 80.1% of the shares of our common stock;

(vi)	the “Exchange” refers to The Nasdaq Stock Market LLC;

(vii)	“WDHI” refers to Worldwide Diversified Holdings, Inc and its direct and indirect subsidiaries;

(viii)	the “WDHI Board” refers to the board of directors of WDHI;

(ix)	“stockholders” refers to shareholders of HNRC or stockholders of WDHI, depending on the context;

Certain percentages and other figures provided and used in this Information Statement may not add up to 100.0% due to the rounding of individual components.

On December 29, 2022, HNRC confirmed the Spin-Off of its non-energy assets to its wholly  subsidiary Worldwide Diversified Holdings, Inc. The dividend will be a stock dividend of common shares of Worldwide Diversified Holdings, Inc ("WDHI"). The Spin-Off is subject to review by FINRA and an effective registration statement. The transaction is proposed to be a non-taxable spin-off, meeting the business purpose of separating the company's non-energy assets.

As of March 31, 2023, HNRC has 42,529,950 outstanding shares of preferred stock. If you hold shares of HNRC preferred stock, you will not be entitled by virtue of your preferred stock to receive shares of our common stock in the Spin-Off. Holders of HNRC preferred stock are not entitled to vote or take any other action to approve the Spin-Off. Following the Spin-Off, each of the issued and outstanding shares of HNRC preferred stock will remain issued and outstanding as preferred stock of HNRC. These shares of HNRC preferred stock shall be entitled to the same dividend and all other privileges, voting rights, relative, participating, optional, and other special rights and qualifications, limitations, and restrictions set forth in HNRC public filings with the OTC Markets.

QUESTIONS AND ANSWERS ABOUT HNRC’S REASONS FOR THE SPIN-OFF

The following provides only a summary of certain information regarding HNRC’s reasons for the Spin-Off. You should read this Information Statement in its entirety for a more detailed description of the matters described below.

Q: What spin-offs has HNRC announced?

A: On March 4, 2022 HNRC announced that it was implementing a dividend policy for 2022. On December 29, 2022 HNRC confirmed its plan of the Spin-Off of its non-energy assets to its wholly subsidiary Worldwide Diversified Holdings, Inc. The dividend will be a stock dividend of common shares of Worldwide Diversified Holdings, Inc ("WDHI"). This Information Statement only relates to the spin-off of WDHIN and does not apply to any other proposed dividend. At the appropriate time HNRC intends to distribute to its stockholders a separate information statement for any additional dividend or Spin-Off.

Q: Why I am receiving this document?

A: HNRC is making this document available to you because you are a HNRC stockholder. If you are a holder of HNRC common stock as of the close of business on the Record Date (as defined below), you will be entitled to receive a distribution of one share of WDHI common stock for every two shares of common stock of WDHI that you hold on that date. This document will help you understand how the Spin-Off will result in your ownership of shares in the Company and the operations of the Company as a stand-alone entity.

Q: What are the reasons for the Spin-Off?

A: The HNRC Board believes that the separation of the non-energy assets from HNRC is in the best interests of HNRC and its stockholders and for the success of the WDHI business for a number of reasons.

Q: Why is our separation structured as a spin-off?

A: HNRC believes that a distribution of our shares that is tax-free to HNRC and its stockholders for U.S. federal income tax purposes is the most efficient way to separate our business from WDHI.

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Questions and Answers about the Spin-Off

The following provides only a summary of certain information regarding the Spin-Off. You should read this Information Statement in its entirety for a more detailed description of the matters described below.

Q: What is the Spin-Off?

A: The Spin-Off is the method by which we will separate from HNRC. In the Spin-Off, HNRC will distribute to its stockholders at least 80.1% of the outstanding shares of our common stock. Following the Spin-Off, we will be an independent, publicly traded company, and HNRC will continue to retain up to 19.9% of the outstanding shares of our common stock.

Q: Is the completion of the Spin-Off subject to the satisfaction or waiver of any conditions?

A: Yes, the completion of the Spin-Off is subject to the satisfaction, or the HNRC Board’s waiver, of certain conditions. Any of these conditions may be waived by the HNRC Board to the extent such waiver is permitted by law.

Q: Will the number of HNRC shares I own change as a result of the Spin-Off?

A: No, the number of shares of HNRC common stock you own will not change as a result of the

Spin-Off.

Q: Will the Spin-Off affect the trading price of my HNRC common stock?

A: HNRC believes that our separation from WDHI offers its stockholders the greatest long-term value. There can be no assurance that, following the Spin-Off, the combined trading prices of the HNRC common stock and WDHI common stock will equal or exceed what the trading price of HNRC common stock would have been in the absence of the Spin-Off. It is possible that after the Spin-Off, our and HNRC’s combined equity value will be less than HNRC’s equity value before the Spin-Off and the trading price of HNRC’s shares of common stock will be lower than immediately prior to the Spin-Off, as they will no longer reflect the value of the WDHI business.

Q: What will I receive in the Spin-Off in respect of my HNRC common stock?

A: As a holder of HNRC common stock, you will receive a distribution of one share of our common stock for every two shares of WDHI common stock you hold on the Record Date. The distribution agent will distribute only whole shares of our common stock in the Spin-Off. Your proportionate interest in HNRC will not change as a result of the Spin-Off.

Q: What will happen to the HNRC preferred stock I own as a result of the Spin-Off?

A: If you hold shares of HNRC preferred stock, you will not be entitled by virtue of your preferred stock to receive shares of our common stock in the Spin-Off. Holders of HNRC preferred stock are not entitled to vote or take any other action to approve the Spin-Off. Following the Spin-Off, each of the issued and outstanding shares of HNRC preferred stock will remain issued and outstanding as preferred stock of HNRC. These shares of HNRC preferred stock shall be entitled to the same dividend and all other privileges, voting rights, relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions set forth in HNRC’s public filings with the OTC Markets.

Q: What is the record date for the Spin-Off?

A: HNRC will determine record ownership as of the close of business on April 28, 2023, which we refer to as the “Record Date.”

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Q: When will the Spin-Off occur?

A: The Spin-Off will be effective as of 5pm , New York City time, on May 26, 2023, which we refer to as the “Distribution Date.”

Q: How will HNRC distribute shares of our common stock?

A: On the Distribution Date, HNRC will release the shares of our common stock to the distribution agent to distribute to HNRC stockholders. The whole shares of our common stock will be credited in book-entry accounts for HNRC stockholders entitled to receive the shares in the Spin-Off. If you own HNRC common stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in the Spin-Off will be issued to your account as follows:

Registered stockholders: If you own your shares of HNRC common stock directly, either in book-entry form through an account at HNRC’s transfer agent (Equiniti Trust Company) and/or if you hold paper stock certificates, you are a registered stockholder. In this case, the distribution agent will credit the whole shares of our common stock you receive in the Spin-Off by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book- entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as will be the case in the Spin-Off. You will be able to access information regarding your book-entry account for shares of our common stock at or by calling “Street name” or beneficial stockholders: If you own your shares of HNRC common stock beneficially through a bank, broker, or other nominee, the bank, broker, or other nominee holds the shares in “street name” and records your ownership on its books. In this case, your bank, broker, or other nominee will credit your account with the whole shares of our common stock that you receive in the Spin-Off on or shortly after the Distribution Date. We encourage you to contact your bank, broker, or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

Q: If I sell my shares of HNRC common stock on or before the Distribution Date, will I still be entitled to receive shares of our common stock in the Spin-Off?

A: If you sell your shares of HNRC common stock before the Record Date, you will not be entitled to receive shares of our common stock in the Spin-Off. If you hold shares of HNRC common stock on the Record Date and decide to sell them on or before the Distribution Date, you may have the ability to choose to sell your HNRC common stock with or without your entitlement to receive our common stock in the Spin-Off. You should discuss the available options in this regard with your bank, broker, or other nominee.

Q: How will fractional shares be treated in the Spin-Off?

A: The distribution agent will not distribute any fractional shares of our common stock in connection with the Spin-Off. Instead, the distribution agent will round up fractional shares into whole shares;

Q: What are the U.S. federal income tax consequences to me of the Spin-Off?

A: The HNRC Spin-Off is intended to qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). The Spin-Off will qualify for non-recognition of gain and loss under Section 355 and related provisions of the Code. It is expected that the Spin-Off, together with certain related transactions, will qualify as a transaction that is tax-free to HNRC and HNRC stockholders, for U.S. federal income tax purposes, under Sections 368(a)(1)(D) and 355 of the Code, and thus no gain or loss will be recognized by, or be includible in the income of a U.S. Holder as a result of the Spin-Off. After the Spin-Off, HNRC stockholders will allocate their basis in their HNRC common stock held immediately before the Spin-Off between their HNRC common stock and our common stock in proportion to their relative fair market values on the date of Spin-Off.

Q: What will the Company’s relationship be with HNRC following the Spin-Off?

A: In connection with the Spin-Off, we and HNRC will enter into a Asset Exchange Agreement and various other agreements, including a Services Agreement. These agreements will provide a framework for our relationship with HNRC after the Spin-Off and provide for the allocation between us and HNRC,s assets, employees, liabilities, and obligations attributable to periods prior to, at, and after our Spin-Off from HNRC.

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Q: Who will manage the Company after the Spin-Off?

A: Led by Frank Kristan, who will be our President and Chief Executive Officer after the Spin-Off, our executive management team possesses deep knowledge of, and extensive experience in, our industry. Our executive management team has been involved in strategic decisions with respect to the Company and in establishing a vision for the future of the Company.

Q: What does HNRC intend to do with any shares of our common stock it retains?

A: We understand that HNRC currently intends to dispose of all of our common stock that it retains after the Spin-Off, based on market and general economic conditions and sound business judgment, (A) through one or more subsequent exchanges of our common stock for HNRC debt held by one or more parties, (B) through distributions to HNRC stockholders either pro rata as dividends or in exchange for outstanding shares of HNRC common stock or HNRC preferred stock, or (C) in one or more public or private sale transactions (including potentially through secondary transactions).

Q: Do I have appraisal rights in connection with the Spin-Off?

A: No. Holders of HNRC common stock are not entitled to appraisal rights in connection with the Spin-Off.

Q: Where can I get more information?

A: If you have any questions relating to the mechanics of the Spin-Off, you should contact the distribution agent at:

Equiniti Trust Company

Attn: Account Management Team

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120-4101

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INFORMATION STATEMENT SUMMARY

The following summary contains selected information about us and about the Spin-Off. It does not contain all of the information that is important to you. You should review this Information Statement in its entirety, including matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the combined financial statements and the notes thereto included elsewhere in this Information Statement. Some of the statements in the following summary constitute forward looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”

Introduction

We are looking acquire a diversified portfolio of  minority and controlling interests in businesses that we believe (i) operate in industries with long-term growth opportunities, (ii) face minimal threats of technological or competitive obsolescence, and (iii) have strong management teams largely in place. We offer investors a unique opportunity to own a group of businesses in diversified sectors.

Our disciplined approach to our target markets provides opportunities to methodically purchase attractive businesses at values that are accretive to our shareholders. For sellers of businesses, our unique financial structure allows us to acquire businesses efficiently with little or no third-party financing contingencies and, following acquisition, to provide our businesses with substantial access to growth capital.

We believe that private company operators and corporate parents looking to sell their business units may consider us an attractive purchaser because of our ability to:

•	provide ongoing strategic and financial support for their businesses, including professionalization of our subsidiaries at scale;

•	maintain a long-term outlook as to the ownership of those businesses;

•	sustainably invest in growth capital and/or add-on acquisitions where appropriate; and

•	consummate transactions efficiently without being dependent on third-party transaction financing.

In particular, we believe that our outlook on length of ownership and active management on our part may alleviate the concern that many private company operators and parent companies may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses.

Finally, it has been our experience, that our ability to acquire businesses without the cumbersome delays and conditions typical of third party transactional financing is appealing to sellers of businesses who are interested in confidentiality, speed and certainty to close.

We believe our manager’s strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us substantial opportunities to assess small to middle market businesses available for acquisition. In addition, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

Our Manager

Our Manager, Frank Kristan has been engaged to manage the day-to-day operations and affairs of the Company and to execute our strategy, as discussed below. Collectively, our management team has extensive experience in acquiring and managing small and middle market businesses. We believe our Manager is unique in the marketplace in terms of the success and experience of its employees in acquiring and managing diverse businesses of the size and general nature of our businesses. We believe this experience will provide us with an advantage in executing our overall strategy.

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Market Opportunity

We intend to acquire and actively manage small and middle market businesses. We characterize small to middle market businesses as those that generate annual cash flows of up to $100 million per year. We believe that the acquisition market for these businesses is highly fragmented and often provides opportunities to purchase at more attractive prices and achieve better outcomes for our shareholders. We believe this is driven by the following factors:

•	third-party financing for these acquisitions is often less available or terms are less favorable for the borrower;

•	sellers of these businesses frequently consider non-economic factors, such as legacy or the effect of the sale on their employees;

•	these businesses are more likely to be sold outside of an auction process or as part of a limited process; and

•	"add-on" acquisitions can often be completed at attractive multiples of cash flow.

Frequently, opportunities exist to support and augment existing management at such businesses and improve the performance of these businesses upon their acquisition through active management. We are business builders rather than asset traders. In the past, our management team has acquired businesses that were owned by entrepreneurs or large corporate parents. In these cases, our management team has frequently found opportunities to profitably invest in areas of the acquired businesses beyond levels that existed at the time of acquisition. In addition, our management team has frequently found that processes such as financial reporting and management information systems of acquired businesses may be improved, leading to improvements in reporting and operations and ultimately earnings and cash flow. Finally, our management team often acts as a business development arm for our businesses to pursue organic or external growth strategies that may not have been pursued by their previous owners.

Our Strategy

WDHI’s has two primary strategies that we use to support long-term value creation. First, we focus on growing the earnings and cash flow from our acquired businesses and help them professionalize at scale. We believe that the scale and scope of our businesses give us a diverse base of cash flow upon which to further build. Second, we identify, perform due diligence on, negotiate and consummate additional platform acquisitions of small to middle market businesses in attractive industry sectors in accordance with acquisition criteria established by the board of directors.

Management Strategy

Our management strategy involves the proactive financial and operational management of the businesses we own in order to increase cash flows and shareholder value. Our Manager actively oversees and supports the management teams of each of our businesses.

Acquisition Strategy

In its efforts to analyze potential acquisition targets, WDHI considers the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by WDHI or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by WDHI as compared to the perceived tangible and intangible values and potentials;

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(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, Mr Kristan will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Strategic Advantages

Based on the experience of our management team and its ability to identify and negotiate acquisitions, we believe we are well-positioned to acquire additional businesses. Our management team has strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities. In addition, our management team has a successful track record of acquiring and managing small-to-middle market businesses in various industries. In negotiating these acquisitions, we believe our management team has been able to successfully navigate complex situations surrounding acquisitions, including corporate spin-offs, transitions of family-owned businesses, management buy-outs and reorganizations.

Environmental, Social and Governance

In the last few years, companies, investors and policymakers have focused more attention on - and have made investments in - companies that are considered leaders in ESG practices. We believe that ESG engagement can help drive value creation and have incorporated ESG factors into our investment analysis and decision making. We believe strong ESG practices can be long-term performance enhancing and enable us to oversee and balance the needs of important stakeholders in doing so. We are committed to maintaining responsible investment practices that position our businesses for long-term success. Our long-term responsible approach is also reflected in how we manage ourselves. We have been and remain committed to being a responsible partner to our subsidiaries and are proud stewards of corporate citizenship.

Financing

We may incur third party debt financing almost entirely at the Company level, which we may use, in combination with our equity capital, to provide debt financing to each of our businesses and to acquire additional businesses. We believe this financing structure is beneficial to the financial and operational activities of each of our businesses by aligning our interests as both equity holders of, and lenders to, our businesses, in a manner that we believe is more efficient than each of our businesses borrowing from third-party lenders.

Overview of Our Industries and Key Trends

There is almost $5 trillion in liquidity expected to be created as aging Baby Boomers transition out of their closely held businesses to retirement. The three most common exit strategies are sale of the company, recapitalization, or ESOP. An estimated 65 percent to 75 percent of the small companies in the U.S., some 10 million, will have a change of control over the next five to 10 years. While it has historically been a seller's market, we're on the cusp of shifting into a buyer's market.

RISK FACTORS

You should carefully consider the following risks and other information in this Information Statement in evaluating WDHI common stock. Any of the following risks could materially and adversely affect WDHI’s business, financial condition, or results of operations.

The business of Worldwide Diversified Holdings Inc is subject to numerous risk factors, including the following:

The Company has neither operating history nor revenue, with minimal assets, and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

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The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. As of September 30, 2022 the Company has not generated revenues and has no income or cash flows from operations since inception. The Registrant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Registrant. Ludvik Holdings, Inc. a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Ludvik Holdings, Inc. There is no assurance that the Company will ever be profitable.

Opt-in right for emerging growth company

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The nature of our operation is highly speculative and our success will depend to a great extent on the operations, financial condition and management of any business we acquire, and, accordingly, even if we complete an acquisition, there is a consequent risk of loss of your investment.

The nature of our operations is highly speculative and the success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. We cannot assure you that we will be successful in locating candidates with established operating histories. In the event we complete a business combination with a privately held company, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control. Accordingly, even if we complete an acquisition, there is a risk of loss of your investment.

Conflicts of interest between the Company and its officer and director may impede the operational ability of the Company.

Our sole officer and director is engaged in outside business activities, which may result in a conflict of interest in allocating his time between our operations and his other business activities. We do not intend to have any full time employees prior to the consummation of a business combination. If our sole officer and director's other business affairs requires him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. See "Conflicts of Interest."

Mr Kristan, the sole officer and director of the Company, participates in other business ventures, which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may include such terms as Ludvik Holdings, Inc. providing services to the Company after a business combination. Such services may include the preparation and filing of a registration statement or financial consulting services to allow the public trading of the Company's securities and the introduction to brokers and market makers. Such benefits may influence Mr Kristan’s choice of a target company.

As a result, conflicts of interest may arise that can be resolved only through Mr Kristan’s exercise of such judgment as is consistent with his fiduciary duties to the Company and he is legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than his own personal pecuniary benefit.

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Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. Ludvik Holdings, Inc., a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Ludvik Holdings, Inc. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development emerging growth stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated on March 6, 2020 and are considered to be in the development emerging growth stage.

The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment.

The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While Mr Kristan intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Mr Kristan intends to devote only a limited amount of time to seeking a target company, which may adversely impact our ability to identify a suitable acquisition candidate.

We presently have no employees apart from Mr Kristan who is our sole officer and director. Therefore, only a limited amount of time may be spent seeking a suitable acquisition candidate.

The current difficult economic climate may affect our ability to pursue a successful business combination.

Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

There is no assurance that the Company will ever be profitable.

The Company has no operations nor does it currently engage in any business activities generating revenues. The Company's principal business objective for the following 12 months is to achieve a business combination with a target company.

The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $10,000 although Ludvik Holdings, Inc. has not set a limit on the amount of expenses it will pay on behalf of the Company. Ludvik Holdings, Inc. will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Ludvik Holdings, Inc.

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The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation, which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations, which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock including shares issued to Ludvik Holdings, Inc. cannot be sold before or after an acquisition under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

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There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

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The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the issuance of a maximum of 500,000,000 shares of common stock and 100,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities, not exceeding 500,000,000, with majority stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our sole stockholder may engage in a transaction to cause the Company to repurchase its shares of common stock.

In order to provide an interest in the Company to a third party, our stockholder, Ludvik Holdings, Inc. and our sole officer and director, Mr Kristan may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by it. As a result of such transaction, our management, principal stockholder(s) and Board of Directors may change. Management is likely to change if the Company uses the same structure as previous transactions undertaken by Mr Kristan. Once the business combination is completed the Company may enter into a consulting agreement with Ludvik Holdings, Inc. that may include stock options that could be repurchased by the company affecting only those shares issued to Ludvik Holdings, Inc.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr Kristan has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote, or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. Furthermore, The NASDAQ Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for companies that go public through a reverse merger or similar transaction (“Reverse Merger companies”) to become exchange listed. Specifically, the new requirements would prohibit a Reverse Merger company from listing its shares on all three major U.S. stock exchanges until:

The additional listing requirements would not apply to a Reverse Merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

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Possible classification as a penny stock.

In the event that a public market develops for the securities of Company following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Trading of Securities in Secondary Market

Following a business combination, a target company will normally wish to cause the Company's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities.

In order to qualify for listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders. Furthermore, the NASDAQ Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for companies that go public through a reverse merger or similar transaction (“Reverse Merger companies”) to become exchange listed. Specifically, requirements would prohibit a Reverse Merger company from listing its shares on all three major U.S. stock exchanges until:

•

The Company (i) has completed a one-year pre-listing “seasoning period” by trading in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange following the reverse merger and (ii) has timely filed all required reports with the SEC (essentially requiring at least one full fiscal year of the Reverse Merger company’s periodic reports, including a Form 10-K with audited historical financial statements), and

•

The Company has maintained the requisite minimum share price ($4 in the case of NASDAQ and the New York Stock Exchange and $3 for NYSE Amex) in the over-the counter market for a sustained period, and also for at least 30 of the 60 trading days immediately prior to submitting its listing application and the exchange’s decision to approve the application for listing.

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The additional listing requirements would not apply to a Reverse Merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period.

If, after a business combination and qualification of its securities for trading, the Company does not meet the qualifications for listing on the NASDAQ Capital Market, the Company may apply for quotation of its securities on the OTC Bulletin Board.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Information Statement may constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on our current assumptions regarding future business and financial performance. These statements by their nature address matters that are uncertain to different degrees. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this Information Statement speaks only as of the date on which it is made. Although we believe that the forward-looking statements contained in this Information Statement are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results, cash flows, or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to HNRC’s failure to complete the Spin-Off as planned or at all “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in this Information Statement. Those cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this Information Statement. Except as required by law, we assume no obligation to update or revise any forward-looking statements.

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THE SPIN-OFF

Background

On December 29, 2022, HNRC confirmed the Spin-Off of its non-energy assets to its wholly  subsidiary Worldwide Diversified Holdings, Inc. The dividend will be a stock dividend of common shares of Worldwide Diversified Holdings, Inc ("WDHI"). The Spin-Off is subject to review by FINRA and an effective registration statement. The transaction is proposed to be a non-taxable spin-off, meeting the business purpose of separating the company's non-energy assets.

On May 26, 2023, the HNRC Board approved the distribution of at least 80.1% of the issued and outstanding shares of our common stock, on the basis of          one shares of our common stock for every two shares of  HNRC  common stock held as of the close of business on the record date of April 28, 2023.

On May 26, 2023, the Distribution Date, each HNRC stockholder will receive one share of our common stock for every two shares of HNRC common stock held at close of business on the record date.

Following the Spin-Off, we will operate independently from HNRC. No approval of HNRC’s stockholders is required in connection with the Spin-Off, and HNRC’s stockholders will not have any appraisal rights in connection with the Spin-Off.

Reasons for the Spin-Off

In 2022, the HNRC Board review of HNRC business portfolio and capital allocation options, with the goal of enhancing stockholder value. Due to differences in operational and strategic focus between HNRC’s different legacy businesses and current energy investments it would benefit from the focus on its energy investments.  As part of its review process, HNRC evaluated a range of potential structural alternatives in addition to the Spin-Off, including potential for sales and other separation transactions. In this process, HNRC also evaluated potential options for maintaining its existing businesses and structure.

After evaluating these potential alternatives and other considerations, the HNRC Board concluded that the other alternatives considered did not present the same advantages as the Spin-Off, that the separation of the HNRC legacy businesses from the remainder of HNRC as a stand-alone, public company is the most attractive alternative for enhancing long-term stockholder value and that proceeding with the Spin-Off would be in the best interests of HNRC and its stockholders.

HNRC’s Retention of Shares of Our Common Stock

HNRC plan to transfer more then 80.1% of our common stock to its stockholders in the Spin-Off is motivated by its desire to establish, in an efficient and non-taxable, cost-effective manner, an appropriate capital structure for each of us and HNRC, including by reducing, directly or indirectly, HNRC’s indebtedness following the Spin-Off. We understand that HNRC currently intends to dispose of all of our common stock that it retains after the Spin-Off, based on market and general economic conditions and sound business judgment, (A) through one or more subsequent exchanges of our common stock for HNRC debt held by one or more parties, (B) through distributions to HNRC stockholders either pro rata as dividends or in exchange for outstanding shares of HNRC common stock or preferred stock, or (C) in one or more public or private sale transactions (including potentially through secondary transactions).

When and How You Will Receive Our Shares

HNRC will distribute to its stockholders, as a pro rata distribution, one share of our common stock for every two shares of HNRC common stock outstanding as of April 28       , 2023, the Record Date of the Spin-Off.

Prior to the Spin-Off, HNRC will deliver at least 80.1% of the issued and outstanding shares of our common stock to the distribution agent. Equiniti Trust Company will serve as distribution agent in connection with the Spin-Off and as transfer agent and registrar for our common stock.

If you own HNRC common stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in the Spin-Off will be issued to your account as follows:

•

Registered stockholders. If you own your shares of HNRC common stock directly through HNRC’s transfer agent, you are a registered stockholder. In this case, the distribution agent will credit the whole shares of our common stock you receive in the Spin-Off by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as is the case in the Spin-Off. You will be able to access information regarding your book-entry account for our shares at or by calling .

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Commencing on or shortly after the Distribution Date, the distribution agent will mail you an account statement that indicates the number of whole shares of our common stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the Distribution Date to complete the distribution of the shares of our common stock and mail statements of holding to all registered stockholders.

•

“Street name” or beneficial stockholders. If you own your shares of HNRC common stock beneficially through a bank, broker, or other nominee, the bank, broker, or other nominee holds the shares in “street name” and records your ownership on its books. In this case, your bank, broker, or other nominee will credit your account with the whole shares of our common stock that you receive in the Spin-Off on or shortly after the Distribution Date. We encourage you to contact your bank, broker, or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

If you sell any of your shares of HNRC common stock on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our common stock to be distributed in respect of the HNRC shares you sold.

We are not asking HNRC stockholders to take any action in connection with the Spin-Off. We are not asking you for a proxy and request that you not send us a proxy. We are also not asking you to make any payment or surrender or exchange any of your shares of HNRC common stock for shares of our common stock. The number of outstanding shares of HNRC common stock will not change as a result of the Spin-Off.

If you hold shares of HNRC preferred stock, you will not be entitled to receive shares of our common stock in the Spin-Off. Holders of HNRC preferred stock are not entitled to vote or take any other action to approve the Spin-Off. Following the Spin-Off, each of the issued and outstanding shares of HNRC preferred stock will remain issued and outstanding as preferred stock of HNRC. These shares of HNRC preferred stock shall be entitled to the same dividend and all other privileges, voting rights, relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions set forth in HNRC’s public filings with the OTC Markets.

Number of Shares You Will Receive

On the Distribution Date, you will be entitled to receive one share of our common stock for every two share of HNRC common stock that you hold on the record date.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our common stock in connection with the Spin-Off. Instead, the distribution agent will round up all fractional shares into a whole share.

Incurrence of Debt

In connection with the Spin-Off, we expect to incur indebtedness in an aggregate principal amount of approximately $750,000, consisting of senior notes and term loans. We expect that we may issue certain amounts of such indebtedness directly to HNRC, as partial consideration for certain assets contributed to us in connection with the Spin-Off, and that HNRC will exchange such indebtedness for an equivalent principal amount of HNRC’s indebtedness.

Results of the Spin-Off

After the Spin-Off, we will be an independent, publicly traded company. Immediately following the Spin-Off, we expect to have  approximately 58,848,899 shares of our common stock outstanding, based on the number of HNRC shares of common stock outstanding on 97,696,433 and the number of shares to be retained by HNRC as described above. The actual number of shares of our common stock HNRC will distribute in the Spin-Off will depend on the actual number of shares of HNRC common stock outstanding on the Record Date, which will reflect any issuance of new shares, vesting of equity awards, or exercises of outstanding options pursuant to HNRC equity plans, and any repurchase of HNRC shares by HNRC under its common stock repurchase program, on or prior to the Record Date. Shares of HNRC common stock held by HNRC as treasury shares will not be considered outstanding for purposes of, and will not be entitled to participate in, the Spin-Off. The Spin-Off will not affect the number of outstanding shares of HNRC common stock or any rights of HNRC stockholders. However, following the Spin-Off, the equity value of HNRC will no longer reflect the value of the WDHI business (except to the extent of the shares of our common stock retained by HNRC as described above). Although HNRC believes that our separation from HNRC offers its stockholders the greatest long-term value, there can be no assurance that the combined trading prices of the HNRC common stock and our common stock will equal or exceed what the trading price of HNRC common stock would have been in absence of the Spin-Off.

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Before our separation from HNRC, we intend to enter into the Separation and Distribution Agreement and several other agreements with HNRC related to the Spin-Off. These agreements will govern the relationship between us and HNRC up to and after completion of the Spin-Off and allocate between us and HNRC various assets, liabilities, rights and obligations, including employee benefits, environmental, intellectual property, and tax-related assets and liabilities.

Listing and Trading of Our Common Stock

As of the date of this Information Statement, we are a wholly owned subsidiary of HNRC. Accordingly, no public market for our common stock currently exists, although a “when-issued” market in our common stock may develop prior to the Spin-Off. We have applied to list our shares of common stock on The Nasdaq Stock Market LLC. Following the Spin-Off, HNRC common stock will continue to trade on the OTC Markets under the ticker symbol “HNRC.”

Although HNRC believes that our separation from HNRC offers its stockholders the greatest long-term value, neither we nor HNRC can assure you as to the trading price of HNRC common stock or our common stock after the Spin-Off, or as to whether the combined trading prices of our common stock and the HNRC common stock after the Spin-Off will equal or exceed the trading prices of HNRC common stock prior to the Spin-Off. The trading price of our common stock may fluctuate significantly following the Spin-Off.

The shares of our common stock distributed to HNRC stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by, or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, or the “Securities Act,” or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(a)(1) of the Securities Act or Rule 144 thereunder.

Reasons for Furnishing This Information Statement

We are furnishing this Information Statement solely to provide information to HNRC’s stockholders who will receive shares of our common stock in the Spin-Off. You should not construe this Information Statement as an inducement or encouragement to buy, hold, or sell any of our securities or any securities of HNRC. We believe that the information contained in this Information Statement is accurate as of the date set forth on the cover. Changes to the information contained in this Information Statement may occur after that date, and neither we nor HNRC undertakes any obligation to update the information except in the normal course of our and HNRC’s public disclosure obligations and practices.

DIVIDEND POLICY

As an independent, publicly traded company, we will be evaluating whether to pay cash dividends to our stockholders. The timing, declaration, amount, and payment of future dividends to stockholders, if any, will fall within the discretion of our Board. Among the items we will consider when establishing a dividend policy will be the capital needs of WDHI and opportunities to retain future earnings for use in the operation of our business and to fund future growth. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence the payment of dividends.

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CAPITALIZATION

The following table sets forth our Cash, cash equivalents, and restricted cash and capitalization as of March 31, 2023, on a historical basis and on an as adjusted basis to give effect to the Spin-Off and the transactions related to the Spin-Off, as if they occurred on March 31, 2023. You should review the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our unaudited condensed combined financial statements and the notes thereto, and our unaudited pro forma condensed combined financial statements and the notes thereto included elsewhere in this Information Statement.

	As of March 31, 2023
	Historical	Proforma
Assets
Cash and cash equivalents	6,251	4,481
Accounts receivable	-	533,073
Portfolio companies	-	53,307,324
Prepaid expenses	-	(60,000)
Total Assets	6,251	53,784,878
Liabilities
Total Liabilities	-	-
Stockholders' equity
Common stock	4,000	5,885
Additional paid-in-capital	9,479	53,318,992
Accumalated earnings /deficit	(7,228)	460,001
Total capitalization	6,251	53,784,878

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SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL  INFORMATION

The following summary of financial data reflects the combined operations of WDHI. We derived the summary historical combined financial information for each of the fiscal years in the three-year period ended June 30, 2020, December 31, 2020, 2021, 2022 and for each of the three months ended March 31, 2023 and 2022 from our unaudited condensed combined financial statements, which are included elsewhere in this Information Statement. The summary unaudited pro forma condensed combined financial information for the three months ended March 31, 2023, and the year ended December 31, 2022, has been derived from our unaudited pro forma condensed combined financial information, which is included elsewhere in this Information Statement. For factors that could cause actual results to differ materially from those presented in the summary historical and pro forma condensed combined financial data, see “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included elsewhere in this Information Statement.

	Pro Forma	Historical
	March 31,	March 31,	As of December 31,
	2023	2023	2022	2021	2020
Total revenues	$533,073	-	-	-	-
Cost of revenues	0	-	-	-	-
Gross profit	533,073	-	-	-	-
Selling, general and administrative	62,625	590	20	1,320	5,763
Total operating expenses	62,625	590	20	1,320	5,763
Net income	470,448	(590)	(20)	(1,320)	(5,763)

Cash from (used for) operating	(2,625)	(590)	(20)	(1,320)	(5,763)
activities
Cash from (used for) investing	(53,307,324)	-	5,000	2,693
activities
Cash from (used for) financing	53,307,324	-	-	-	7,168
activities
Net cash increase for period	(2,625)	(590)	4,980	1,373	1,405

Cash and cash equivalents	4,481	6,251	6,841	1,861	1,405
Accounts receivable	533,073	-	-	-	-
Prepaid expenses	(60,000)	-	-	-	-
Portfolio companies	53,307,324	-	-	-	-
Total assets	53,784,878	6,251	6,841	1,861	1,405
Total Liabilities	-	-	-	-	-
Total equity	53,784,878	6,251	6,841	1,861	1,405
Total liabilities and equity	53,784,878	6,251	6,841	1,861	1,405

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited combined financial statements and corresponding notes, the unaudited condensed combined financial statements and corresponding notes, and the Unaudited Pro Forma Condensed Combined Financial Information and corresponding notes and other financial information included elsewhere in this Information Statement. This discussion contains forward-looking statements that are based upon current expectations and are subject to uncertainty and changes in circumstances. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this Information Statement, particularly in “Risk Factors.” Actual results may differ materially from these expectations. See “Cautionary Statement Concerning

MANAGEMENT

The following table presents the names, ages (as of the date of this Information Statement), and positions of our executive officers and directors following the Spin-Off.

Directors and Executive Officers

Our officers and sole director and additional information concerning them are as follows:

Name	Age	Position
Frank Kristan	64	President, Secretary, Treasurer and Director

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Frank Kristan, has been the President, Secretary and sole director of the Company since its founding on March 6, 2020. Mr Kristan is the sole officer and director of our parent company Houston Natural Resources Corp. Mr Kristan is the founder of Ludvik Holdings, Inc., a private corporation based in Williamsburg, Virginia, and has almost 30 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. For the last five years, Mr Kristan was the sole officer and director of Ludvik Holdings, Inc.

Our Board Following the Spin-Off and Director Independence

Immediately following the Spin-Off, we expect that our Board will be comprised of one director. We do not currently have a majority of our directors that meet the independence requirements set forth in the Exchange rules at the time of the Spin-Off. Upon completion of the listing on the exchange, our Board is expected to consist of such number of directors as needed to meet the independence requirements of the Exchange.

Each director will be elected annually by the stockholders at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders. We have not yet set the date of the first annual meeting of stockholders to be held following the Spin-Off.

We expect that all directors except Frank Kristan will meet the independence requirements set forth in the listing standards of the Exchange at the time of the listing.

Committees of the Board

Effective upon the completion of the Spin-Off, our Board will have the following committees, each of which will operate under a written charter that will be posted on our website prior to the Spin-Off.

Audit Committee

The Audit Committee will be responsible for overseeing reports of our financial results, audit reporting, internal controls, and adherence to our code of conduct in compliance with applicable laws and regulations. Concurrent with that responsibility, as set out more fully in the Audit Committee charter, the Audit Committee will perform other functions, including:

•	selecting the independent registered public accounting firm, approving all related fees and compensation, overseeing the work of the independent accountant, and reviewing its selection with the Board;

•	annually preapproving the proposed services to be provided by the accounting firm during the year;

•	reviewing the procedures of the independent registered public accounting firm for ensuring its independence and other qualifications with respect to the services performed for us;

•	assessing transactions with related persons under our related person transactions policy;

•	reviewing any significant changes in accounting principles or developments in accounting practices and the effects of those changes upon our financial reporting;

•	assessing the effectiveness of our internal audit function, which is overseen by the Audit Committee, and overseeing the adequacy of internal controls and risk management processes;

•	assessing our cybersecurity and enterprise risk management practices at least annually and overseeing associated compliance monitoring;

•	oversight of our ESG activities and associated risks; and

•

meeting with management prior to each quarterly earnings release and periodically to discuss the appropriate approach to earnings press releases and the type of financial information and earnings guidance to be provided to analysts and rating agencies.

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The Audit Committee will have at least three members and will consist entirely of independent directors, each of whom will meet the independence requirements set forth in the listing standards of the Exchange, Rule 10A-3 under the Exchange Act and our Audit Committee charter. Each member of the Audit Committee will be financially literate, and at least one member of the Audit Committee will have accounting and related financial management expertise and satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC, as those qualifications are interpreted by our Board in its business judgment.

Compensation Committee

The Compensation Committee will have responsibility for defining and articulating our overall executive compensation philosophy and key compensation policies, and administering and approving all elements of compensation for corporate officers. Concurrent with that responsibility, as set out more fully in the

Compensation Committee charter, the Compensation Committee will perform other functions, including:

•	reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating performance in light of those goals and objectives and, together with the other independent directors, determining and approving the Chief Executive Officer’s compensation based on this evaluation;

•	reviewing our management resources programs (including our human capital management and diversity and inclusion practices), succession planning, and recommending qualified candidates for election as officers;

•	approving, by direct action or through delegation, participation in and all awards, grants, and related actions under our various equity plans;

•	reviewing the compensation structure for our officers and providing oversight of management’s decisions regarding performance and compensation of other employees; and

•	monitoring compliance with stock ownership and clawback guidelines.

Nominating and Governance Committee

The Nominating and Governance Committee will be devoted primarily to the continuing review, definition, and articulation of our governance structure and practices. Concurrent with that responsibility, as set out more fully in the Nominating and Governance Committee charter, the Nominating and Governance Committee will perform other functions, including:

•	leading the search for qualified individuals for election as our directors, including for inclusion in the slate of directors that the Board proposes for election by stockholders at the annual meeting; recommending qualified candidates to the Board for election as directors based on each such candidate’s business or professional experience, the diversity of their background (including gender and ethnic diversity), their talents and perspectives, and the needs of the Board for certain areas of expertise at any given time; reviewing and assessing the independence of each director nominee; and planning for future Board and committee refreshment actions;

•	advising and making recommendations to the Board on all matters concerning directorship practices, and on the function, composition, and duties of the committees of the Board;

•	reviewing our non-management director compensation practices;

•	developing and making recommendations to the Board regarding a set of governance principles;

•	reviewing and considering our position and practices on significant issues of corporate social responsibility; and

•	reviewing and considering stockholder proposals and director nominees.

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Code of Conduct

Prior to the completion of the Spin-Off, we will adopt a written code of conduct for directors, executive officers, employees, and subsidiaries or controlled affiliates where we own more than 50% of voting rights in similar form and substance to that which HNRC has in place. The code of conduct will be designed to deter wrongdoing and to promote, among other things:

•	protection of the health and safety of our workforce;

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and working with suppliers based on lawful and fair practices;

•	protection of client and third-party information in compliance with applicable privacy and data security requirements;

•	compliance with applicable laws, rules, regulations, and recordkeeping requirements;

•	full, fair, accurate, timely, and understandable disclosure in reports filed with regulators and in other public communications; and

•	accountability for adherence to the code of conduct and prompt internal reporting of any possible violation of the code of conduct.

Director Nomination Process

Our initial Board is being selected through a process involving both HNRC and WDHI. The initial directors who will serve after the Spin-Off and will begin their terms at the time of the Exchange listing.

Governance Principles

The Board will adopt a set of governance principles in connection with the Spin-Off to assist it in guiding our governance practices, which will be regularly reviewed by the Nominating and Governance Committee. These guidelines will cover a number of areas, including Board independence, leadership, composition (including director qualifications and diversity), responsibilities, and operations; director compensation; Chief Executive Officer evaluation and succession planning; Board committees; director orientation and continuing education; director access to management and independent advisers; annual Board and committee evaluations; the Board’s communication policy; and other matters. A copy of our governance principles will be posted on our website.

DIRECTOR COMPENSATION

We expect that our Board will approve an initial director compensation program, pursuant to which each of our non-employee directors will receive an annual director fee and an annual equity award in connection with their services. In addition, each director will be reimbursed for out-of-pocket expenses in connection with his or her services.

EXECUTIVE COMPENSATION

The Company’s officer and sole director have not received any cash remuneration since inception. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our officer and director intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Information Statement, HNRC beneficially owns all of the outstanding shares of our common stock. After the Spin-Off, HNRC will continue to own up to 16.9% of the shares of our common stock.

The following table sets forth, as of  incorporation on March 6, 2020, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of common stock of the Company. Unless otherwise set forth below, each of the stockholders has an address located at Houston Natural Resources Corp, 12 Greenway Plaza, Suite 1100  Houston, Texas 77046

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class

Houston Natural Resources Corp (1)	40,000,000	(2)	100%
12 Greenway Plaza
Houston, TX 77046

Frank Kristan	0%		0%
12 Greenway Plaza
Houston, TX 77046

All Officers and Directors as a group	40,000,000	(3)	100%

(1) Ludvik Holdings, Inc. a Virginia corporation, whose sole officer and director is Frank Kristan as voting control of Houston Natural Resources Corp.

(2) Mr Kristan is deemed the beneficial owner of these shares of common stock since he has sole voting and investment control over the shares.

(3) Mr Kristan is President, Secretary, Treasurer and sole director of the Company.

Immediately following the Spin-Off, we estimate that 58,848,899 shares of our common stock will be issued and outstanding, based on the approximately 97,696,433 shares of HNRC common stock outstanding on April 28, 2023 and the number of shares retained by HNRC for transfer of assets. The actual number of shares of our common stock that will be outstanding following the completion of the Spin-Off will be determined on May 26, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with HNRC

In order to govern the ongoing relationships between us and HNRC after the Spin-Off and to facilitate an orderly transition, we and HNRC intend to enter into agreements providing for various services and rights following the Spin-Off, and under which we and HNRC will agree to indemnify each other against certain liabilities arising from our respective businesses. The following summarizes the terms of the material agreements we expect to enter into with HNRC.

Separation and Distribution Agreement

We intend to enter into a Separation and Distribution Agreement with HNRC before the Spin-Off. The Separation and Distribution Agreement will set forth our agreements with HNRC regarding the principal actions to be taken in connection with the Spin-Off. It will also set forth other agreements that govern aspects of our relationship with HNRC following the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement will identify certain transfers of assets and assumptions of liabilities that are necessary in advance of our separation from HNRC so that we and HNRC retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets comprising our business will consist of those exclusively related to our current business and operations or otherwise allocated to the business through a process of dividing shared assets. The liabilities we will assume in connection with the Spin-Off will generally consist of those related to the assets comprising our business or to the past and future operations of our business, including our locations used in our current operations. The Separation and Distribution Agreement will also provide for the settlement or extinguishment of certain liabilities and other obligations between us and HNRC.

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Reorganization Transactions

The Separation and Distribution Agreement will describe certain actions related to our separation from HNRC that will occur prior to the Spin-Off, or in limited instances, following the Spin-Off, including the contribution by HNRC to us of the assets and liabilities that comprise our business.

Intercompany Arrangements

All agreements, arrangements, commitments, and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and HNRC, on the other hand, will terminate and/or be repaid effective as of the Distribution Date or shortly thereafter, except specified agreements and arrangements that are intended to survive the Spin-Off.

Credit Support

We will agree to use reasonable best efforts to arrange, prior to or within 120 days following the Spin-Off, for the termination or replacement of all guarantees, bank provided guarantees, covenants, indemnities, surety bonds, letters of credit, or similar assurances of credit support, other than certain specified credit support instruments, currently provided by or through HNRC or any of its subsidiaries for the benefit of us or any of our subsidiaries.

Representations and Warranties

In general, neither we nor HNRC will make any representations or warranties regarding any assets or liabilities transferred or assumed (including with respect to the sufficiency of assets for the conduct of our business), any notices, consents, or governmental approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets or liabilities transferred, the absence of any defenses relating to any claim of either party, or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis.

Further Assurances

The parties will use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not been consummated prior to the Spin-Off. In addition, the parties will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained.

The Spin-Off

The Separation and Distribution Agreement will govern HNRC’s and our respective rights and obligations regarding the proposed Spin-Off. On or prior to the Distribution Date, HNRC will deliver at least 80.1% of the issued and outstanding shares of our common stock to the distribution agent. On or as soon as practicable following the Distribution Date, the distribution agent will electronically deliver the shares of our common stock to GE stockholders based on the distribution ratio. The HNRC Board may, in its sole and absolute discretion, determine the Record Date, the Distribution Date, and the terms of the Spin-Off, including the amount of the shares of our common stock it may retain. In addition, GE may, at any time until the Spin-Off, decide to abandon the Spin-Off or modify or change the terms of the Spin-Off.

Release of Claims

We and HNRC will each agree to release the other and its affiliates, successors, and assigns, and all persons that prior to the Spin-Off have been the other’s stockholders, fiduciaries, directors, trustees, counsel, officers, members, managers, employees, agents, and certain other parties, and their respective heirs, executors, administrators, successors, and assigns, from any and all liabilities, whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law, or otherwise, existing or arising from any acts or events occurring, or failing to occur, or alleged to have occurred, or to have failed to occur, or any conditions existing or alleged to have existed on or before the Spin-Off, including in connection with the Spin-Off and all other activities to implement the Spin-Off. The releases will not extend to obligations or liabilities under the Separation and Distribution Agreement or any of the other agreements between us and HNRC entered into in connection with the Spin-Off, to any other agreements between us and GE that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement, or to certain other obligations or liabilities specified in the Separation and Distribution Agreement.

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Indemnification

We and HNRC will each agree to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and HNRC’s respective businesses. The amount of either HNRC’s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement will also specify procedures regarding claims subject to indemnification.

Transition Services Agreement

We intend to enter into a Transition Services Agreement pursuant to which HNRC will provide us, and we will provide HNRC with certain specified services for a limited time to ensure an orderly transition following the Spin-Off. The services HNRC will provide consist of advisory services,  human resources, finance, and real estate services, among others. The services that we will provide will consist of digital technology, and real estate services, among others. The services are generally intended to be provided for a period no longer than two years following the Spin-Off. Either party may terminate the agreement with respect to any service if the other party has failed to perform any of its material obligations and such failure is not cured within thirty (30) days. Either party may, in its capacity as a recipient of services, terminate the agreement with respect to any service for convenience upon ninety (90) days’ prior written notice. The parties may otherwise negotiate mutually agreed reductions in the scope of services provided. The Transition Services Agreement will provide for customary indemnification and limits on liability.

Given the short-term nature of the Transition Services Agreement, we are in the process of increasing our internal capabilities to eliminate reliance on HNRC for the transition services it will provide us as quickly as possible following the Spin-Off.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF

Consequences to U.S. Holders of HNRC Common Stock

The following is a summary of the material U.S. federal income tax consequences to holders of HNRC common stock in connection with the Spin-Off. This summary is based on the Code, the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case, as in effect and available as of the date of this Information Statement and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary is also based upon the assumption that the Spin-Off will be completed according to the terms of the Separation and Distribution Agreement and as described elsewhere in this Information Statement. This summary is limited to holders of HNRC common stock that are U.S. Holders, as defined immediately below, that hold their HNRC common stock as a capital asset. A “U.S. Holder” is a beneficial owner of HNRC common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

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This summary is for general information only and is not tax advice. It does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as:

•	brokers, dealers or traders in securities, commodities or currencies;

•	personal holding companies;

•	controlled foreign corporations or passive foreign investment companies;

•	persons holding GE common stock as intermediaries, agents or nominees;

•	tax-exempt entities;

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons who acquired GE common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	stockholders who own, or are deemed to own, 10% or more, by voting power or value, of GE equity;

•

stockholders owning GE common stock as part of a position in a straddle or as part of a hedging, conversion, synthetic security, integrated investment, constructive sale transaction or other risk reduction transaction for U.S. federal income tax purposes;

•	persons who are subject to the alternative minimum tax;

•	persons whose functional currency is not the U.S. Dollar;

•	certain former citizens or long-term residents of the United States;

•	persons who are subject to special accounting rules under Section 451(b) of the Code;

•	persons who own GE common stock through partnerships or other pass-through entities; or

•	persons who hold GE common stock through a tax-qualified retirement plan.

This summary is not a complete analysis or description of all potential U.S. federal income tax consequences of the Spin-Off. It does not address any tax consequences arising under the Medicare tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, it does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences of the Spin-Off.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds HNRC common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

EACH HOLDER OF HNRC COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE SPIN-OFF.

General

HNRC contends that the Spin-Off, including the retention of up to 16.9% of the shares of our common stock, will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, to the effect that the Spin-Off will qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code. Each opinion will be based on the assumption that, among other things, the representations made, and information submitted, in connection with it are accurate. If the Spin-Off qualifies for this treatment and subject to the qualifications and limitations set forth herein (including the discussion below relating to the receipt of cash in lieu of fractional shares), for U.S. federal income tax purposes:

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•	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Spin-Off, except with respect to any cash received in lieu of fractional shares;

•

the aggregate tax basis of the HNRC common stock and our common stock held by each U.S. Holder immediately after the Spin-Off will be the same as the aggregate tax basis of the GE common stock held by the U.S. Holder immediately before the Spin-Off, allocated between the GE common stock and our common stock in proportion to their relative fair market values on the date of the Spin-Off (subject to reduction upon the deemed sale of any fractional shares, as described below); and

•	the holding period of our common stock received by each U.S. Holder will include the holding period of their GE common stock.

U.S. Holders that have acquired different blocks of HNRC common stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, shares of our common stock distributed with respect to such blocks of GE common stock.

If the Spin-Off were determined not to qualify for non-recognition of gain or loss, the above consequences would not apply and each U.S. Holder who receives our common stock in the Spin-Off would generally be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which would generally result in:

•	a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of GE’s current or accumulated earnings and profits;

•	a reduction in the U.S. Holder’s basis (but not below zero) in HNRC common stock to the extent the amount received exceeds the stockholder’s share of GE’s earnings and profits; and

•

a taxable gain from the exchange of HNRC common stock to the extent the amount received exceeds the sum of the U.S. Holder’s share of HNRC’s earnings and profits and the U.S. Holder’s basis in its HNRC common stock.

Consequences to HNRC

The following is a summary of the material U.S. federal income tax consequences to HNRC in connection with the Spin-Off that may be relevant to holders of HNRC common stock.

As discussed above, HNRC contends in effect that, among other things, the Spin-Off, including the retention of up to 16.9% of the shares of our common stock, will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

If the Spin-Off were determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then HNRC would recognize gain equal to the excess of the fair market value of our common stock distributed to HNRC stockholders over GE’s tax basis in our common stock.

Indemnification Obligation

If, as a result of any of our representations being untrue or our covenants being breached, the Spin-Off were determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, we could be required to indemnify HNRC for the resulting taxes and related expenses. In addition, if we or our stockholders were to engage in transactions that resulted in a 50% or greater change by vote or value in the ownership of our stock during the four-year period beginning on the date that begins two years before the date of the Spin-Off, the Spin-Off would generally be taxable to HNRC, but not to stockholders, under Section 355(e) of the Code, unless it were established that such transactions and the Spin-Off were not part of a plan or series of related transactions. If the Spin-Off were taxable to HNRC due to such a 50% or greater change in ownership of our stock, HNRC would recognize gain equal to the excess of the fair market value of our common stock distributed to HNRC stockholders over HNRC’s tax basis in our common stock and we generally would be required to indemnify GE for the tax on such gain and related expenses. In addition, we will be liable to indemnify HNRC if, as a result of any of representations being untrue or our covenants being breached, transactions related to the Spin-Off that were intended to be tax-free under U.S. or foreign law, are determined instead to be taxable to HNRC.

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DESCRIPTION OF OUR CAPITAL STOCK

General

Prior to the Spin-Off, HNRC, as our sole stockholder, will approve and adopt our certificate of incorporation, and our Board will approve and adopt our bylaws. The following summarizes information concerning our capital stock, including material provisions of our certificate of incorporation, our bylaws, and certain provisions of Delaware law. You are encouraged to read the forms of our certificate of incorporation and our bylaws, which are filed as exhibits to our Registration Statement on Form 10, of which this Information Statement is a part, for greater detail with respect to these provisions.

Authorized Capital Stock

The Company is authorized by its Articles of Incorporation to issue an aggregate of 600,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $.0001 per share (the "Common Stock") and 100,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”).

Immediately following the Spin-Off, our authorized capital stock will consist of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Shares Outstanding

Immediately following the Spin-Off, we estimate that approximately 58,848,899shares of our common stock will be issued and outstanding, based on 97,696,433 shares of HNRC common stock outstanding as of May 26, 2023 and the number of shares to be retained by HNRC. The actual number of shares of our common stock outstanding immediately following the Spin-Off will depend on the actual number of shares of HNRC common stock outstanding on the Record Date and will reflect any issuance of new shares pursuant to the Separation and Distribution Agreement.

Dividends

Holders of shares of our common stock will be entitled to receive dividends when, as and if declared by our Board at its discretion out of funds legally available for that purpose, subject to the preferential rights of any preferred stock that may be outstanding. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that our Board deems relevant. Additionally, the terms of the indebtedness we intend to incur in connection with the Spin-Off will limit our ability to pay cash dividends. Our Board will make all decisions regarding our payment of dividends from time to time in accordance with applicable law. See “Dividend Policy.”

Voting Rights

The holders of our common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Other Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution, or winding-up, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable. The holders of our common stock will not have preemptive rights or preferential rights to subscribe for shares of our capital stock.

33

Preferred Stock

Our certificate of incorporation will authorize our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix and determine the designations, powers, preferences and relative, participating, optional, or other rights of each series of preferred stock. There are no present plans to issue any shares of preferred stock.

Certain Provisions of Delaware Law, Our Certificate of Incorporation, and Our Bylaws

Certificate of Incorporation and Bylaws

Certain provisions in our proposed certificate of incorporation and our proposed bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

•	Vacancies. Our certificate of incorporation will provide that any vacancies created on the Board resulting from any increase in the authorized number of directors and any vacancies in the Board resulting from death, retirement, disqualification, resignation, removal from office, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy on our Board will hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

•	Blank Check Preferred Stock. Our certificate of incorporation will authorize our Board to issue, without any further vote or action by the stockholders, up to shares of preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designations, powers (including voting powers), preferences, and relative participating, optional, or other rights, if any, and any qualifications, limitations, or restrictions, if any, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

•	Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our bylaws, stockholders of record will be able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting; however, if (A) the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting, (B) no annual meeting was held during the prior year, or (C) with respect to the first annual meeting after the Spin-Off, the notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was first made by mail or public disclosure. In the case of special meetings, proper notice must be given no earlier than the 120th day prior to the relevant meeting and no later than the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting. Such notice must include information specified in the bylaws with respect to each stockholder nominating persons for election to the Board or proposing other business and certain related persons, information with respect to such person’s nominees to the Board (if applicable), and certain representations and undertaking relating to the nomination or proposal, in each case as specified in our bylaws.

•	Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the Company’s certificate of incorporation provides otherwise. Our certificate of incorporation will not provide for cumulative voting.

•	Amendments to Certificate of Incorporation and Bylaws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation specifies a higher threshold. Our certificate of incorporation will not provide for a higher threshold, and as of the Distribution Date we will have only common stock outstanding. The DGCL also provides that a board of directors may be granted authority to amend a corporation’s bylaws if so stated in the corporation’s certificate of incorporation, and our certificate of incorporation will provide that our Board may amend our bylaws. Under Delaware law, stockholders also have the power to amend bylaws, and our bylaws provide that they may be amended by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

34

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and our certificate of incorporation will include such an exculpation provision. Our bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of WDHI, or for serving at our request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. Our bylaws will also provide that we must indemnify and advance expenses to our directors, officers, and employees, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

The limitation of liability and indemnification provisions that will be included in our certificate of incorporation and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers, or employees for which indemnification is sought.

Exclusive Forum

Our certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent, or stockholder to us or our stockholders, any action asserting a claim arising pursuant to the DGCL, the certificate of incorporation, or the bylaws, or any action asserting a claim governed by the internal affairs doctrine. However, if the Court of Chancery within the State of Delaware lacks jurisdiction over such action, the action may be brought in another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then in the United States District Court for the District of Delaware. Additionally, our certificate of incorporation will state that the foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Equiniti Trust Company.

Listing

We intend to list our common stock on The Nasdaq Capital Market.

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WHERE YOU CAN FIND MORE INFORMATION

We will file a Registration Statement on Form 10 with the SEC with respect to the shares of our common stock that HNRC’s stockholders will receive in the Spin-Off as contemplated by this Information Statement. This Information Statement is a part of, and does not contain all the information set forth in, the Registration Statement and the other exhibits and schedules to the Registration Statement. For further information with respect to us and our common stock, please refer to the Registration Statement, including its other exhibits and schedules. Statements we make in this Information Statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement, including its exhibits and schedules, on the website maintained by the SEC at www.sec.gov. Information contained on any website we refer to in this Information Statement does not and will not constitute a part of this Information Statement or the Registration Statement on Form 10 of which this Information Statement is a part.

As a result of the Spin-Off, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements, and other information with the SEC.

You may request a copy of any of our filings with the SEC at no cost by writing us at the following address:

Worldwide Diversified Holdings, Inc

8 The Green

Dover, Delaware 19901

36

INDEX TO THE FINANCIAL STATEMENTS

Contents	Pages

AUDITED FINANCIAL STATEMENT

WORLDWIDE DIVERSIFIED HOLDINGS, INC
Report of Independent Public Accounting Firm Statement of Financial Position as of June 30, 2020	38

UNAUDITED FINANCIAL STATEMENT

WORLDWIDE DIVERSIFIED HOLDINGS, INC
Statement of Financial Position as of December 31, 2020	46

UNAUDITED FINANCIAL STATEMENT

WORLDWIDE DIVERSIFIED HOLDINGS, INC	53
Statement of Financial Position as of December 31, 2021

WORLDWIDE DIVERSIFIED HOLDINGS, INC
Statement of Financial Position as of December 31, 2022	60

UNAUDITED FINANCIAL STATEMENT

WORLDWIDE DIVERSIFIED HOLDINGS, INC	67
Statement of Financial Position as of March 31, 2023

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Worldwide Diversified Holdings, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Worldwide Diversified Holdings, Inc. ("the Company") as of June 30, 2020, the related statements of operations, stockholders' equity, and cash flows for the period from inception (March 6, 2020) to June 30, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period from inception (March 6, 2020) to June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue from operations and has suffered net losses from inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Isl Sadler, Gibb & Associates, LLC

We have served as the Company's auditor since 2020.

Salt Lake City, UT

October 5, 2020

38

WORLDWIDE DIVERSIFIED HOLDINGS, INC
BALANCE SHEET

June 30,
2020
ASSETS
Cash	$118

Total assets	118

LIABILITIES AND STOCKHOLDER'S EQUITY
Total liabilities

Commitments and contingencies

Stockholder's Equity
Preferred Stock; $0.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding
Common Stock; $0.0001 par value, 500,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000
Additional Paid-in-Capital
Subsrciption receivable	(1,550)
Accumulated Deficit	(2,332)
Total stockholder's equity	118
Total liabilities and stockholder's equity	$118

The accompanying notes are an integral part of these financial statements

39

WORLDWIDE DIVERSIFIED HOLDINGS, INC
STATEMENT OF OPERATIONS

From March 6, 2020 (inception)
to June 30, 2020

REVENUE	$-

OPERATING EXPENSES
Selling, general, and administrative	2,332

TOTAL OPERATING EXPENSES	(2,332)

Net loss	$(2,332)

Loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	40,000,000

The accompanying notes are an integral part of these financial statements

40

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDER'S EQUITY

		Additional			Total
	Number of	Stock	Paid-in	Subscription	Accumulated	Stockholder’s
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance, March 6, 2020 (inception)	$	$	$	$	$
Stock issued for subscription receivable	40,000,000	4,000		(4,000)
Payments for subscription receivable				2,450		2,450
Net loss					(2,332)	(2,332)
Balance, June 30, 2020	$40,000,000	$4,000	$	$(1,550)	$(2,332)	118

The accompanying notes are an integral part of these financial statements.

41

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

 STATEMENT OF OPERATIONS

	From March 6, 2020 (inception) to June 30, 2020
REVENUE	$
OPERATTNG EXPENSES
Selling, general, and administrative expense		2,332
TOTAL OPERATING EXPENSES		(2,332)
Net loss		$(2,332)
Loss per share - basic and diluted		$(0.00)
Weighted average shares - basic and diluted		40,000,000

The accompanying notes are an integral part of these financial statements.

42

WORLDWIDE DIVERSIFIED HOLDINGS, INC NOTES TO FINANCIAL STATEMENTS JUNE 30, 2020

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Worldwide Diversified Holdings Inc. was incorporated in the State of Delaware as a for-profit Company on March 6, 2020 and established a fiscal year end of June 30. The Company will  provide advisory services to public and private companies and is focused on making investments to create revenues and portfolio values.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $2,332. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 606 “Revenue from contracts with customers, and other applicable revenue recognition guidance under US GAAP. The Company currently has no revenue.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of June 30, 2020  there were no common stock equivalents outstanding.

43

WORLDWIDE DIVERSIFIED HOLDINGS, INC NOTES TO FINANCIAL STATEMENTS JUNE 30, 2020

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001 per share. The Company is authorized to issue 100,000,000 preferred shares.

On March 6, 2020, the Company issued 40,000,000 common shares to an entity controlled by its CEO for $4,000. As of June 30, 2020, $2,332 of this subscription had been paid to the Company, leaving a subscription receivable balance of $1,668 at period end. There have been no issuances of preferred stock.

NOTE 4 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

June 30, 2020

Net loss before income taxes per financial statements	$(2,332)
Income tax rate	21%
Income tax recovery	(490)
Non-deductible	--
Valuation allowance change	490

Provision for income taxes	$–

The significant component of deferred income tax assets at June 30, 2020, is as follows:

June 30, 2020
Net operating loss carry-forward	$490
Valuation allowance	(490)

Net deferred income tax asset	$–

44

WORLDWIDE DIVERSIFIED HOLDINGS, INC NOTES TO FINANCIAL STATEMENTS JUNE 30, 2020

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change, and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of June 30, 2020, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended June 30, 2020 and no interest or penalties have been accrued as of June 30, 2020. As of June 30, 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2020 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities. These loss carry-forwards will begin to expire in 2040.

NOTE 5 – SUBSEQUENT EVENTS

There were no significant subsequent events from the balance sheet date to the date the financial statements were issued.

45

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

BALANCE SHEET

December 31,
2020
ASSETS
Cash	$1,405
Total assets	1,405
LIABILITIES AND STOCKHOLDER'S EQUITY
Total liabilities	-
Commitments and contingencies	-
Stockholder's Equity
Preferred Stock; $0.0001 par value, 100,000,000 shares authorized;
no shares issued and outstanding.
Common Stock; $0.0001 par value, 500,000,000 shares authorized;
40,000,000 shares issued and outstanding	4,000
Additional Paid-in Capital	3,168
Accumulated Deficit	(5,763)
Total stockholder's equity	1,405
Total liabilities and stockholder's equity	$1,405

The accompanying notes are an integral part of these financial statements.

46

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF OPERATIONS

From March 6, 2020 (inception) to
December 31, 2020

REVENUE	$-
OPERATING EXPENSES
Selling, general, and administrative expense	5,763

TOTAL OPERATING EXPENSES	(5,763)

Net loss	$(5,763)

Loss per share - basic and diluted	$(0.00)

Weighted average shares - basic and diluted	40,000,000

The accompanying notes are an integral part of these financial statements.

47

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020

	Common Stock
	Number		Subscription	Accumulated
	of shares	Amount	Receivable	Deficit	Total

Balance, March 6, 2020	40,000,000	4,000	(4,000)	-	-

Subscription receivable	-	-	4,000	-	4,000
Paid in capital			3,168		3,168
Net loss for the year ending December 31, 2020	-	-	-	(5,763)	(5,763)

Balance, December 31, 2020	40,000,000	$4,000	$3,168	$(5,763)	$1,405

The accompanying notes are an integral part of these financial statements.

48

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF CASH FLOWS

From March 6, 2020 (inception) to
December 31, 2020

OPERATING ACTIVITIES
Net Loss	$(2,332)
Adjustments to reconcile net loss to net cash used in operating activities:	-
Cash from operating activities	(2,332)

FINANCING ACTIVITIES
Proceeds for subscription receivable	2,450
Cash from financing activities	2,450

Net Change in cash	$118
Cash, beginning of period	$-
Cash, end of period	$118

Supplemental disclosure of non-cash investing and financing activities:
Stock issued for subscription receivable	$4,000

The accompanying notes are an integral part of these financial statements

49

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Worldwide Diversified Holdings Inc. was incorporated in the State of Delaware as a for-profit Company on March 6, 2020 and established a fiscal year end of December 31. The Company will provide advisory services to public and private companies and is focused on making investments to create revenues and portfolio values.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $5,763. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 606 “Revenue from contracts with customers, and other applicable revenue recognition guidance under US GAAP. The Company currently has no revenue.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of December 31, 2020 there were no common stock equivalents outstanding.

50

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001 per share. The Company is authorized to issue 100,000,000 preferred shares.

On March 6, 2020, the Company issued 40,000,000 common shares to an entity controlled by its CEO for $4,000. As of December 31, 2020 the subscription had been paid to the Company.  There have been no issuances of preferred stock.

NOTE 4 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

December 31, 2020
Net loss before income taxes per financial statements	$(5,763)
Income tax rate	21%
Income tax recovery	(1,210)
Non-deductible	--
Valuation allowance change	1,210
Provision for income taxes	$–

The significant component of deferred income tax assets at December 31, 2020, is as follows:

December 31, 2020

Net operating loss carry-forward	$1,210
Valuation allowance	(1,210)
Net deferred income tax asset	$–

51

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change, and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2020, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2020 and no interest or penalties have been accrued as of December 31, 2020. As of December 31, 2020 the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2020 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities. These loss carry-forwards will begin to expire in 2040.

NOTE 5 – SUBSEQUENT EVENTS

There were no significant subsequent events from the balance sheet date to the date the financial statements were issued.

52

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

BALANCE SHEET

	December 31,	December 31,
	2021	2020
ASSETS
Cash	$1,861	$488
Total assets	1,861	488

LIABILITIES AND STOCKHOLDER'S EQUITY

Total liabilities	-	-
Commitments and contingencies	-	-
Stockholder's Equity
Preferred Stock; $0.0001 par value, 100,000,000 shares authorized; no shares issued and outstanding.
Common Stock; $0.0001 par value, 500,000,000 shares authorized;
40,000,000 shares issued and outstanding	4,000	4,000
Additional Paid-in Capital	4,479	1,786
Accumulated Deficit	(6,618)	(5,298)
Total stockholder's equity	1,861	488
Total liabilities and stockholder's equity	$1,861	$488

The accompanying notes are an integral part of these financial statements.

53

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF OPERATIONS

	For Year Ended	From March 6, 2020 (inception) to
	December, 2021	December 31, 2020

REVENUE	$-	-

OPERATING EXPENSES
Selling, general, and administrative expense	1,320	5,298

TOTAL OPERATING EXPENSES	(1,320)	(5,298)

Net loss	$(1,320)	$(5,298)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares - basic and diluted	40,000,000	40,000,000

The accompanying notes are an integral part of these financial statements.

54

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021

	Common Stock		Additional
	Number		Paid in	Accumulated
	of shares	Amount	Capital	Deficit	Total
Balance, December 31, 2020	40,000,000	4,000	1,786	(5,298)	488
Additional Capital Contribution	-	-	2,693		2,693
Net loss for the year ending December 31 2021	-	-	-	(1,320)	(1,320)
Balance, December 31, 2021	40,000,000	$4,000	$4,479	$(6,618)	$1,861

FOR THE YEAR ENDED DECEMBER 31, 2020

	Common Stock
	Number		Subscription	Accumulated
	of shares	Amount	Receivable	Deficit	Total

Balance, March 6, 2020	40,000,000	4,000	(4,000)	-	-

Subscription receivable	-	-	4,000	-	4,000
Paid in capital			3,168		3,168
Net loss for the year ending December 31, 2020	-	-	-	(5,763)	(5,763)

Balance, December 31, 2020	40,000,000	$4,000	$3,168	$(5,763)	$1,405

The accompanying notes are an integral part of these financial statements.

55

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF CASH FLOWS

	For Year Ended	From March 6, 2020 (inception) to
	December 31, 2021	December 31, 2020
OPERATING ACTIVITIES
Net Income	(1,320)	(5,298)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Net cash provided by operating activities	$(1,320)	$(5,298)
FINANCING ACTIVITIES
Opening Balance Equity	808	118
Owner's Investment	1,885	5,668
Net cash provided by financing activities	$2,693	$5,786
Net cash increase for period	$1,373	$488
Cash at beginning of period	$488	$-

The accompanying notes are an integral part of these financial statements.

56

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Worldwide Diversified Holdings Inc. was incorporated in the State of Delaware as a for-profit Company on March 6, 2020 and established a fiscal year end of December 31. The Company will provide advisory services to public and private companies and is focused on making investments to create revenues and portfolio values.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $6,618. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 606 “Revenue from contracts with customers, and other applicable revenue recognition guidance under US GAAP. The Company currently has no revenue.

57

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

 Fair Value of Financial Instruments

 The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

 Loss per Common Share

 The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of December 31, 2021  there were no common stock equivalents outstanding.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001 per share. The Company is authorized to issue 100,000,000 preferred shares.

On March 6, 2020, the Company issued 40,000,000 common shares to an entity controlled by its CEO for $4,000. As of December 31, 2021 the subscription had been paid to the Company.  There have been no issuances of preferred stock.

NOTE 4 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

December 31, 2021
Net loss before income taxes per financial statements	$(1,320)
Income tax rate	21%
Income tax recovery	(277)
Non-deductible	--
Valuation allowance change	277
Provision for income taxes	$–

58

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021

The significant component of deferred income tax assets at December 31, 2021, is as follows:

December 31, 2021
Net operating loss carry-forward	$277
Valuation allowance	(277)
Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change, and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2021, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2021 and no interest or penalties have been accrued as of December 31, 2021. As of December 31, 2021 the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2020 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities. These loss carry-forwards will begin to expire in 2040.

NOTE 5 – SUBSEQUENT EVENTS

There were no significant subsequent events from the balance sheet date to the date the financial statements were issued.

59

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

BALANCE SHEET

	December 31,	December 31,
	2022	2021

ASSETS
Cash	$6,841	$1,861

Total assets	6,841	1.861

LIABILITIES AND STOCKHOLDER'S EQUITY

Commitments and contingencies	-	-
Stockholder's Equity
Preferred Stock; $0.0001 par value, 100,000,000 shares authorized; no shares issued and outstanding.	4,000	4,000
Common Stock; $0.0001 par value, 500,000,000 shares authorized; 40,000,000 shares issued and outstanding
Additional Paid-in Capital	9,479	4,479
Accumulated Deficit	(6,638)	(6,618)
Total stockholder's equity	6,841	1,861
Total liabilities and stockholder's equity	$6,841	$1,861
Total liabilities	-	-

The accompanying notes are an integral part of these financial statements.

60

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF OPERATIONS

	For Year Ended December 31, 2022	For Year Ended December 31, 2021
REVENUE	$-	-
OPERATING EXPENSES
Selling, general, and administrative expense	20	1,320
TOTAL OPERATING EXPENSES	(20)	(1,320)
Net loss	$(20)	$(1,320)
Loss per share - basic and diluted	$(0.00)	$(0.00)
Weighted average shares - basic and diluted	40,000,000	40,000,000

The accompanying notes are an integral part of these financial statements.

61

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022

	Common Stock		Additional
	Number		Paid in	Accumulated
	of shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	40,000,000	4,000	4,479	(6,618)	1,861
Additional Capital Contribution	-	-	5,000		5,000
Net loss for the year ending December 31, 2022	-	-	-	(20)	(20)
Balance, December 31, 2022	40,000,000	$4,000	$4,479	$(6,638)	$6,841

FOR THE YEAR ENDED DECEMBER 31, 2021

	Common Stock		Additional
	Number of shares	Amount	Paid in Capital	Accumulated Deficit	Total
Balance, December 31, 2020	40,000,000	4,000	1,786	(5,298)	488
Additional Capital Contribution	-	-	2,693		2,693
Net loss for the year ending December 31 2021	-	-	-	(1,320)	(1,320)
Balance, December 31, 2021	40,000,000	$4,000	$4,479	$6,618)	$1,861

The accompanying notes are an integral part of these financial statements

62

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF CASH FLOWS

	For Year Ended	For Year Ended
	December 31, 2022	December 31, 2021
OPERATING ACTIVITIES
Net Income	(20)	$(1,320)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Net cash provided by operating activities	$(20)	$(1,320)
FINANCING ACTIVITIES
Opening Equity		808
Owner's Investment	5,000	1,885
Net cash provided by financing activities	5,000	2,693
Net cash increase for period	$4,980	$1,373
Cash at beginning of period	$1,861	$488
Cash at end of period	$6,841	$1,861

The accompanying notes are an integral part of these financial statements

63

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Worldwide Diversified Holdings Inc. was incorporated in the State of Delaware as a for-profit Company on March 6, 2020 and established a fiscal year end of December 31. The Company will  provide advisory services to public and private companies and is focused on making investments to create revenues and portfolio values.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $6,638. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 606 “Revenue from contracts with customers, and other applicable revenue recognition guidance under US GAAP. The Company currently has no revenue.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

64

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of December 31, 2022 there were no common stock equivalents outstanding.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001 per share. The Company is authorized to issue 100,000,000 preferred shares.

On March 6, 2020, the Company issued 40,000,000 common shares to an entity controlled by its CEO for $4,000. As of December 31, 2022 the subscription had been paid to the Company. On December 19, 2022 the Company received a capital contribution of $5,000 from an entity controlled by our CEO. There have been no issuances of preferred stock.

NOTE 4 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

December 31, 2022
Net loss before income taxes per financial statements	$(20)
Income tax rate	21%
Income tax recovery	(4)
Non-deductible	--
Valuation allowance change	(4)
Provision for income taxes	$–

65

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

The significant component of deferred income tax assets at December 31, 2022, is as follows:

December 31, 2022
Net operating loss carry-forward	$20
Valuation allowance	(20)
Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change, and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2022, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2022 and no interest or penalties have been accrued as of December 31, 2022. As of December 31, 2022 the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2020 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities. These loss carry-forwards will begin to expire in 2040.

NOTE 5 – SUBSEQUENT EVENTS

There were no significant subsequent events from the balance sheet date to the date the financial statements were issued.

66

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

BALANCE SHEET

	March 31,	March 31,
	2023	2022
ASSETS
Cash	$6,251	$1,861

Total assets	6,251	1.861

LIABILITIES AND STOCKHOLDER'S EQUITY

Total liabilities	-	-
Commitments and contingencies	-	-
Stockholder's Equity Preferred Stock; $0.0001 par value, 100,000,000 shares authorized; no shares issued and outstanding. Common Stock; $0.0001 par value, 500,000,000 shares authorized; 40,000,000 shares issued and outstanding	4,000	4,000
Additional Paid-in Capital	9,479	4,479
Accumulated Deficit	(7,228)	(6,618)
Total stockholder's equity	6,251	1,861
Total liabilities and stockholder's equity	$6,251	$1,861

The accompanying notes are an integral part of these financial statements.

67

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF OPERATIONS

	Quarter Ending March 31, 2023	For Quarter Ending March 31, 2022
REVENUE	$-	-
OPERATING EXPENSES
Selling, general, and administrative expense	590	-
TOTAL OPERATING EXPENSES	590	-
Net loss	$(590)	$-
Loss per share - basic and diluted	$(0.00)	$(0.00)
Weighted average shares - basic and diluted	40,000,000	40,000,000

The accompanying notes are an integral part of these financial statements.

68

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE QUARTER ENDING MARCH 31, 2023

	Common Stock
	Number		Additional Paid in	Accumulated
	of shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	40,000,000	$4,000	$4,479	$(6,638)	$1,841
Additional Capital Contribution	-	-	5,000	-	5,000
Net loss for the quarter ending March 31, 2023	-	-	-	(590)	(590)
Balance, March 31, 2023	40,000,000	$4,000	$9,479	$(7,228)	$6,251

FOR THE QUARTER ENDING MARCH 31, 2022

	Common Stock
	Number		Additional Paid in	Accumulated
	of shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	40,000,000	4,000	4,479	(6,618)	1,861
Additional Capital Contribution	-	-
Net loss for the year ending March 31 2022	-	-	-
Balance, March 31, 2022	40,000,000	$4,000	$4,479	$(6,618)	$1,861

The accompanying notes are an integral part of these financial statements.

69

WORLDWIDE DIVERSIFIED HOLDINGS, INC.

STATEMENT OF CASH FLOWS

	For Quarter Ending	For Quarter Ending
	March 31, 2023	March 31, 2022
OPERATING ACTIVITIES
Net Income	(590)
Adjustments to reconcile Net Income to Net Cash provided by operations:	-	-
Net cash provided by operating activities	$(590)	$-
Net cash increase for period	(590)	-
Cash at beginning of period	$6,841	$1,861
Cash at end of period	$6,251	$1,861

The accompanying notes are an integral part of these financial statements.

70

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2023

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Worldwide Diversified Holdings Inc. was incorporated in the State of Delaware as a for-profit Company on March 6, 2020 and established a fiscal year end of December 31. The Company will  provide advisory services to public and private companies and is focused on making investments to create revenues and portfolio values.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $7,228. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 606 “Revenue from contracts with customers, and other applicable revenue recognition guidance under US GAAP. The Company currently has no revenue.

 Fair Value of Financial Instruments

 The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

71

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2023

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of March 31, 2023 there were no common stock equivalents outstanding.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001 per share. The Company is authorized to issue 100,000,000 preferred shares.

On March 6, 2020, the Company issued 40,000,000 common shares to an entity controlled by its CEO for $4,000. As of December 31, 2022 the subscription had been paid to the Company. On December 19, 2022 the Company received a capital contribution of $5,000 from an entity controlled by our CEO. There have been no issuances of preferred stock.

NOTE 4 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

March 31, 2023

Net loss before income taxes per financial statements	$(590)
Income tax rate	21%
Income tax recovery	(124)
Non-deductible	--
Valuation allowance change	(124)
Provision for income taxes	$–

72

WORLDWIDE DIVERSIFIED HOLDINGS, INC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2023

The significant component of deferred income tax assets at March 31, 2023, is as follows:

March 31, 2023
Net operating loss carry-forward	$124
Valuation allowance	(124)
Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change, and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of March 31, 2023, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended March 31, 2023 and no interest or penalties have been accrued as of March 31, 2023. As of March 31, 2023 the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2020 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities. These loss carry-forwards will begin to expire in 2040.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated all events occurring through June 30, 2023, the date on which these consolidated financial statements were issued, and during which time, nothing has occurred outside the normal course of business operations that would require disclosure, except for the following:

The Company’s parent company, Houston Natural Resources Corp (OTC:HNRC), has exchanged certain HNRC assets for common shares of the Company, effective May 28, 2023. The Spin-Off of the Company’s shares to HNRC shareholders of record April 28, 2023, is on a basis of one of the Company’s common shares for every two HNRC common shares.

73